UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-167632 (Commission File Number)	Being applied for (I.R.S. Employer Identification No.)

505 Haines Avenue, Waycross, Georgia 31501 (Address of principal executive offices)

(800) 342-2824 Registrant's telephone number, including area code

Not Applicable (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Atlantic Coast Financial Corporation, a Maryland corporation (the “Registrant”) is the proposed stock holding company for Atlantic Coast Bank (the “Bank”) resulting from the “second-step” conversion of the Bank from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, the Registrant will own all of the issued and outstanding shares of the Bank’s common stock. As part of the Conversion, shares of the Registrant’s common stock will be issued and sold in an offering to certain depositors of the Bank and others and will also be issued in exchange for the currently issued and outstanding shares of Atlantic Coast Federal Corporation, a federal corporation (the current mid-tier holding company for the Bank) held by persons other than Atlantic Coast Federal, MHC.  The Registrant filed a registration statement on Form S-1 (File No.333-167632) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on November 12, 2010.

A copy of Atlantic Coast Federal Corporation’s Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010, is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information included in Exhibit 99.1 and incorporated into this report is for Atlantic Coast Federal Corporation. Separate financial statements for the Registrant have not been included in this report because the Registrant has not issued any shares and has engaged only in organizational activities to date, and has no significant assets, contingent or other liabilities, revenues or expenses.

Item 9.01                      Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not applicable.
(d)	Exhibits:	99.1
Form 10-Q for the quarter ended September 30, 2010, of Atlantic Coast Federal Corporation, a federal corporation (Incorporated by reference to the Form 10-Q for the quarter ended September 30, 2010, of Atlantic Coast Federal Corporation (File No. 000-50962) filed with the SEC on November 15, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: December 1, 2010	By:	/s/ Robert J. Larison, Jr. Robert J. Larison, Jr. Chief Operating Officer (Duly Authorized Representative)